Exhibit 10.1

AMENDMENT #4 TO CREDIT AGREEMENT

This AMENDMENT #4 TO CREDIT AGREEMENT, dated as of June 12, 2018 (this “Fourth Amendment”), is made among KADMON PHARMACEUTICALS, LLC, a Pennsylvania limited liability company, (the “Borrower”), certain Affiliates of the Borrower listed on the signature pages hereof under the heading “GUARANTORS” (each a “Guarantor” and, collectively, the “Guarantors”), Perceptive Credit Holdings, LP, as Collateral Representative (the “Collateral Representative”), and the lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), with respect to the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the Guarantors and the Lenders are parties to a Credit Agreement, dated as of August 28, 2015 (as subsequently amended or otherwise modified, including pursuant to this Fourth Amendment, the “Credit Agreement”);

WHEREAS, on the terms and subject to the conditions set forth herein, the parties hereto desire to amend the Existing Credit Agreement (defined below) as set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

SECTION 1.     Definitions; Interpretation.

(a)       Terms Defined and/or Used in Credit Agreement. All capitalized terms used in this Fourth Amendment (including in the preamble and recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)       Terms Defined in This Fourth Amendment. The following terms when used in this Fourth Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the preamble.

“Collateral Representative” is defined in the preamble.

“Continuing Lender” means Perceptive Credit Holdings, LP, together with its permitted transferees and assigns.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” means the Credit Agreement as in effect immediately prior to the Fourth Amendment Effective Date.

“Guarantor” is defined in the preamble.

“Fourth Amendment” is defined in the preamble.

“Fourth Amendment Effective Date” is defined in Section 3.

“Non-Continuing Lenders” means any of Goldentree Credit Opportunities, LP, Goldentree Credit Opportunities, Ltd, Goldentree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP, GT NM, LP, and San Berndino County Employees’ Retirement Association.

“Non-Continuing Lender Pay-Off Letter” means, with respect to each Non-Continuing Lender and the Borrower, the pay-off letter in substantially the form set forth as Annex A hereto.

(c)       Interpretation. The rules of interpretation set forth in Section 1.02, 1.03 and 1.04 of the Credit Agreement shall be applicable to this Fourth Amendment and are incorporated herein by this reference.

SECTION 2.     Amendments and Waiver to Existing Credit Agreement. Effective as of (and subject to the occurrence of) the Fourth Amendment Effective Date,

(a)       Section 1.01 of the Existing Credit Agreement is hereby amended by the adding the following defined terms in their alphabetically appropriate places:

“Fourth Amendment” means Amendment #4 to Credit Agreement, dated as of the Fourth Amendment Effective Date, made among the Borrower, the Collateral Representative, the Guarantors parties thereto and the Lenders parties thereto.

“Fourth Amendment Effective Date” means the date upon which the Fourth Amendment became effective.

(b)       Section 1.01 of the Existing Credit Agreement is hereby further amended by amending and restating in its entirety the definition of “Stated Maturity Date” set forth therein to read as follows:

“Stated Maturity Date” means August 31, 2018.

(c)       Section 3.01(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Repayment. Until the first anniversary of the first Borrowing Date, no payments of principal of the Loans shall be due. On each Payment Date occurring after the first anniversary of the first Borrowing Date, Borrower shall repay the outstanding principal of the Loans at par in an amount equal to $380,000, by paying to each Lender its Proportionate Share of such amount on such Payment Date; provided that no such scheduled repayments of the outstanding principal of the Loans will be required as of and subsequent to the Fourth Amendment Effective Date. Notwithstanding the foregoing, to the extent not previously paid, the outstanding principal amount of the Loans, together with all other outstanding Obligations, shall be due and payable in full and in cash on the Maturity Date.

(d)       The Collateral Representative, the Lenders and each Obligor party hereto each hereby acknowledge and agree that any term or provision of the Existing Credit Agreement or any other Loan Document that requires pro rata payment and sharing among Lenders (or any provision of similar intent or effect) is hereby waived solely for purposes of payments to be made to the Non-Continuing Lenders on or before the Fourth Amendment Effective Date pursuant to the Non-Continuing Lender Pay-Off Letter.

SECTION 3.     Conditions of Effectiveness. This Fourth Amendment shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lenders (the date when all such conditions are so satisfied being the “Fourth Amendment Effective Date”):

(a)      The Lenders shall have received counterparts of this Fourth Amendment executed on behalf of the Borrower, Guarantors and all Lenders.

(b)      The representations, warranties, acknowledgments and reaffirmations set forth in Sections 4 and 5 below shall be true and correct as of the Fourth Amendment Effective Date.

(c)      The Borrower and each Non-Continuing Lender shall have executed and delivered the Non-Continuing Lender Pay-Off Letter, all payments required to be made pursuant thereto shall have been made by the Borrower as provided therein, and the Continuing Lender shall have received a copy of the executed and delivered Non-Continuing Pay-Off Letter and evidence reasonably satisfactory to the Continuing Lender that all such payments have been made as required thereunder.

(d)       The Lenders shall have received all fees, costs and expenses due and payable pursuant to Section 13.03(a)(i)(z) of the Credit Agreement, including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Lenders if then invoiced, together with all other fees separately agreed to by the Borrower and the Lenders.

(e)       The Lenders shall have received a certificate, dated as of the Fourth Amendment Effective Date and duly executed and delivered by a Responsible Officer of the Borrower, certifying as to the matters set forth in Sections 3 (b) and (c).

(f)       All legal matters incident to the effectiveness of this Fourth Amendment shall be reasonably satisfactory to the Lenders.

SECTION 4.      Representations and Warranties; Reaffirmation.

(a)       The Obligors hereby jointly and severally represent and warrant to each Lender as follows:

(i)       Each Obligor has full power, authority and legal right to make and perform this Fourth Amendment. This Fourth Amendment is within each Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Fourth Amendment has been duly executed and delivered by each Obligor and each of this Fourth Amendment and the Credit Agreement, as amended hereby, and each other Loan Document to which such Obligor is a party constitutes a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither this Fourth Amendment nor the Credit Agreement (x) requires any consent or approval of, registration or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) violates any applicable Law or the charter, bylaws or other organizational documents of any Obligor or any of its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (z) violates or would reasonably be expected to result in an event of default under any Material Agreement binding upon such Obligor or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)       The representations and warranties set forth in each Loan Document, in each case, are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(iii)       No Default or Event of Default has occurred or is continuing or will result after giving effect to this Fourth Amendment.

(b)       Except to the extent expressly amended or otherwise modified pursuant to this Fourth Amendment, each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under each Loan Document (including without limitation the Credit Agreement) to which it is a party and agrees that each such Loan Document remains in full force and effect, undiminished by this Fourth Amendment, except as expressly provided herein; provided that, after the Fourth Amendment Effective Date, all references in any Loan Document to the “Credit Agreement”, “Loan Document”, “thereunder”, “thereof”, or words of similar import shall mean the Existing Credit Agreement and the Loan Documents, as amended or otherwise modified by this Fourth Amendment. By executing this Fourth Amendment, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Fourth Amendment.

SECTION 5.     Guarantors’ Acknowledgement and Consent. Each Guarantor has read this Fourth Amendment and consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which such Person is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid, binding, and enforceable, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability, and shall not be impaired or limited by the execution or effectiveness of this Fourth Amendment. Each Guarantor acknowledges and agrees that (i) such Person is not required by the terms of the Credit Agreement or any other Loan Document to consent to the supplements and amendments to the Credit Agreement effected pursuant to this Fourth Amendment and (ii) nothing in the Credit Agreement, this Fourth Amendment or any other Loan Document shall be deemed to require the consent of such Person to any future supplements or amendments to the Credit Agreement.

SECTION 6.     Miscellaneous.

(a)       No Waiver. Except to the extent expressly provided herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition (including any Default) contained in the Existing Credit Agreement, the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as expressly amended hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect.

(b)       Severability. In case any provision of or obligation under this Fourth Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)       Headings. Headings and captions used in this Fourth Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)       Integration. This Fourth Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. This Fourth Amendment shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including Section 13 thereof (including, without limitation, Sections 13.09, 13.10 and 13.11).

(e)       This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)       Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.

(g)       Controlling Provisions. In the event of any inconsistencies between the provisions of this Fourth Amendment and the provisions of any other Loan Document, the provisions of this Fourth Amendment shall govern and prevail. Except as expressly modified by this Fourth Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Fourth Amendment, as of the date first above written.

BORROWER:

KADMON PHARMACEUTICALS, LLC

By	/s/ Harlan W. Waksal
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

GUARANTORS:

KADMON CORPORATION, LLC

By	/s/ Harlan W. Waksal
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

KADMON HOLDINGS, INC (f/k/a Kadmon Holdings, LLC)

By	/s/ Harlan W. Waksal
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

KADMON RESEARCH INSTITUTE, LLC

By	/s/ Harlan W. Waksal
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

THREE RIVERS RESEARCH INSTITUTE I, LLC

By	/s/ Harlan W. Waksal
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

THREE RIVERS BIOLOGICS, LLC

By	/s/ Harlan W. Waksal
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

THREE RIVERS GLOBAL PHARMA, LLC

By	/s/ Harlan W. Waksal
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

COLLATERAL REPRESENTATIVE:

PERCEPTIVE CREDIT HOLDINGS, LP
By Perceptive Credit Opportunities GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

LENDERS:

PERCEPTIVE CREDIT HOLDINGS, LP
By Perceptive Credit Opportunities GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

ANNEX A

NON-CONTINUING LENDER PAYOFF LETTER

(See attached)

June 8, 2018

Kadmon Pharmaceuticals, LLC

C/O Kadmon Corporation, LLC

450 East 29th Street

New York, NY 10016

Attention: Harlan W. Waksal, M.D., President and Chief Executive Officer

Dear Dr. Waksal:

We refer to the Credit Agreement dated as of August 28, 2015 (as amended, restated or otherwise modified, the “Credit Agreement”), among Kadmon Pharmaceuticals, LLC a Pennsylvania limited liability company (“Borrower”), various Affiliates of Borrower (each a “Guarantor”), and Perceptive Credit Holdings, LP (“Perceptive”) and GoldenTree Credit Opportunities, LP, GoldenTree Credit Opportunities, Ltd, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP, GT NM, LP, and San Bernardino County Employees’ Retirement Association (collectively, “GoldenTree”) and Perceptive Credit Opportunities Fund, LP as collateral representative of the Lenders. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

Borrower has advised GoldenTree that it intends to repay all amounts due and owing under the Credit Agreement to GoldenTree. To that end, Borrower has requested that GoldenTree provide Borrower with a computation aggregating (x) all amounts due and owing by Borrower under or in connection with the Credit Agreement and the other Loan Documents as of June 18, 2018 (the “Computation Date”), which computation is set forth below (the “Pay-Off Amount”):

Amounts Payable:

1. Principal:	$

2. Ordinary Interest:	$

Pay-Off Amount Due:	$_____________

The Pay-Off Amount shall be payable by wire transfer of immediately available funds to the accounts of GoldenTree (the “Pay-Off Accounts”) listed on Schedule I attached hereto.

Any term or provision hereof to the contrary notwithstanding, if the entire Pay-Off Amount has not been paid in full in cash as described above on or before 4:00pm (Eastern Time) on June 18, 2018, then this letter and the agreements set forth herein shall terminate automatically at such time and be of no further force or effect.

Effective immediately upon GoldenTree receipt, via wire transfer of immediately available funds, of payment in full in cash of the Pay-Off Amount (the date of GoldenTree’s receipt of the Pay-Off Amount being the “Pay-Off Date”), then, without need or necessity of any further notice, consent or other action on the part of GoldenTree or any other Person:

(a)       all Obligations of Borrower and each other Guarantor to GoldenTree under or pursuant to the Credit Agreement or any other Loan Document in respect of Indebtedness shall be paid and discharged in full; provided, that such discharge shall not include any Obligations in respect of the applicable Warrant held by GoldenTree and the corresponding Warrant Certificate (the “Warrant Obligations”), which shall remain in full force and effect as provided therein;

(b)       all unfunded commitments of GoldenTree, if any, to make credit extensions or financial accommodations to Borrower or any other Guarantor under the Credit Agreement or any other Loan Document shall be terminated;

(c)       all Liens of every type and nature and at any time granted to or held by or on behalf of GoldenTree as security for any Obligations under the Credit Agreement or any other Loan Document shall be automatically terminated; and

(d)       all other Obligations of Borrower and the Guarantors to GoldenTree under the Credit Agreement and the other Loan Documents shall be deemed terminated, except that: (x) the Warrant Obligations shall remain in full force and effect as provided above, (y) those Obligations that are expressly specified in any Loan Document as surviving such Loan Document’s termination, including without limitation, Borrower’s indemnity obligations set forth in the Loan Documents, shall survive the termination of the Credit Agreement and the other Loan Documents, and (z) to the extent that any payments or proceeds (or any portion thereof) received by GoldenTree in respect of any Obligations shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, set aside or required to be repaid to a trustee, receiver, debtor-in-possession or any other Person under any bankruptcy or insolvency law, state, provincial, municipal or federal law, common law or equitable cause, then to the extent that the payment or proceeds is rescinded or must otherwise be restored by GoldenTree, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the Obligations or part thereof which were intended to be satisfied shall be revived and continue to be in full force and effect, as if the payment or proceeds had never been received by GoldenTree, and the terms hereof shall in no way impair the claims of GoldenTree with respect to the revived Obligations.

Effective on the Pay-Off Date and immediately after Borrower has provided GoldenTree with federal reference confirmation numbers evidencing the transmission of the Pay-Off Amount by wire transfer of immediately available funds, Borrower (or it agents, representatives or other designees) shall be authorized, automatically and without need of any other consent, notice or other action by GoldenTree or any other Person, (i) to file all UCC-3 Termination Statements (or equivalents) to terminate all UCC Financing Statements or other similar filings or recordings filed or recorded against Borrower or the Guarantors’ property or assets for purposes of securing or perfecting any Liens or securing any Obligations under the Loan Documents; (ii) to deliver notices to terminate any landlord waivers or deposit or security account security interests in favor of GoldenTree to secure any Obligations arising under the Loan Documents; and (iii) to cause any equity certificates, all other instruments representing Collateral and all other Collateral in the possession of GoldenTree to be promptly delivered to Borrower (or its agents, designees or representatives). GoldenTree agrees to execute and deliver, on or after the Pay-Off Date, all such agreements, documents and instruments which are reasonably requested by Borrower, and provide additional information requested by Borrower, to carry out the terms of this letter agreement.

This letter agreement shall be governed by the laws of the State of New York and shall become effective only when signed by GoldenTree and accepted by Borrower by its due execution in the space provided below.

Very truly yours,

Very truly yours,

GOLDENTREE ASSET MANAGEMENT LP,

on behalf of:

GT NM, LP
San Bernardino County Employees’ Retirement Association
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.
GoldenTree Credit Opportunities, Ltd.
GoldenTree Credit Opportunities, LP

By:
Name:
Title:

Agreed and Acknowledged,

BORROWER:

[____________________]

By:
Name:
Title: